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                                                                 Exhibit 11.1


                                AGENCY.COM LTD
                    SUPPLEMENTAL BASIC AND DILUTED NET LOSS
                         PER COMMON SHARE COMPUTATION


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                                                                               FOR THE SIX MONTHS
                                                                               ENDED JUNE 30, 1999
                                                                               -------------------
                                                                                   (UNAUDITED)
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CALCULATION OF SUPPLEMENTAL SHARES OUTSTANDING:
Debt to be repaid by offering proceeds.......................................    $
Proceeds per share...........................................................
                                                                               -------------------
Additional shares assumed outstanding........................................
                                                                               -------------------
Additional weighted average common shares outstanding........................
Weighted average common shares outstanding...................................
                                                                               -------------------
Supplemental weighted average common shares outstanding......................
                                                                               -------------------
                                                                               -------------------
SUPPLEMENTAL BASIC AND DILUTED NET LOSS PER SHARE:
Net loss.....................................................................    $
Pro forma impact of use of proceeds on interest expense......................
                                                                               -------------------
Supplemental basic and diluted net loss......................................
Supplemental weighted average common shares outstanding......................
                                                                               -------------------
Supplemental basic and diluted net loss per common share.....................
                                                                               -------------------
                                                                               -------------------
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